                                                                    Exhibit 13.1

       CERTIFICATION OF THE PRINCIPAL EXECUTIVE AND FINANCIAL OFFICERS OF
                              KOOR INDUSTRIES LTD.
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 20-F of Koor Industries Ltd. (the
"Company") for the year ended December 31, 2006 as filed with the Securities and
Exchange Commission on the date hereof (the "Report"), Raanan Cohen, as Chief
Executive Officer of the Company, and Michal Yageel, as Corporate Controller of
the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

      (1) The Report fully complies with the requirements of Section 13(a) or
15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the
Company.

/s/ Raanan Cohen
--------------------------------
Name: Raanan Cohen
Title: Chief Executive Officer
Date: June 13, 2007

/s/ Michal Yageel
--------------------------------
Name: Michal Yageel
Title: Corporate Controller
Date: June 13, 2007

This certification is furnished as an exhibit to the Report and accompanies the
Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities
Exchange Act of 1934, as amended.